Exhibit 4.3

THIS INSTRUMENT AND THE INDEBTEDNESS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY AND ANY LIENS OR OTHER SECURITY INTERESTS SECURING SUCH RIGHTS AND OBLIGATIONS ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) DATED AS OF SEPTEMBER 18, 2014, BY AND AMONG THE CREDITORS IDENTIFIED THEREIN AND SOLAR CAPITAL LTD. (“SOLARCAP”), TO CERTAIN INDEBTEDNESS, RIGHTS, AND OBLIGATIONS OF SYNDAX PHARMACEUTICALS, INC. TO SOLARCAP AND LIENS AND SECURITY INTERESTS OF SOLARCAP SECURING THE SAME ALL AS DESCRIBED IN THE SUBORDINATION AGREEMENT; AND EACH HOLDER AND TRANSFEREE OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

THESE SECURITIES ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN CONVERTIBLE NOTE PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

CONVERTIBLE UNSECURED PROMISSORY NOTE

No. CPN-[ ] $[ ]	Issue Date: [ ] [ ], 2014

For value received, Syndax Pharmaceuticals, Inc., a Delaware corporation (the “Company”), promises to pay to [        ] (the “Holder”), the principal sum of [        ] ($[        ]). Simple interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to six percent (6%) per annum (the “Interest Rate). The Interest Rate shall be computed on the basis of the actual number of days elapsed and a year of 365 days. This Note is one of several convertible unsecured promissory notes containing substantially identical terms and conditions issued pursuant to that certain Convertible Note Purchase Agreement dated as of September 18, 2014 (the “Purchase Agreement”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement. This Note is subject to the following terms and conditions.

1. Maturity. Unless earlier converted into equity securities of the Company pursuant to Section 3 of the Purchase Agreement, the principal amount of this Note, together with any accrued interest thereon, shall be due and payable in full on the earlier of (a) the demand of a Purchaser Majority (as defined below), which shall not be earlier than September 30, 2015, and (b) the occurrence of an Event of Default (as defined below) (such date, the “Maturity Date”).

2. Prepayment. The Company may prepay the principal amount of this Note and any accrued interest thereon upon the written consent of the Purchaser Majority, so long as all Notes then outstanding are paid in full.

3. Transferability of Note. This Note may not be transferred or assigned in whole or in part unless (a) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (b) the transferee has agreed in writing for the benefit of the Company to be bound by the Loan Documents, and (c):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) The Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

Notwithstanding the provisions of subsections (a) and (c), no such detailed statement, registration statement or opinion of counsel shall be necessary for a transfer by the Holder to any affiliate thereof, by a Holder which is a partnership or limited liability company to a partner or member of such partnership or limited liability company or a retired partner or member of such partnership or limited liability company who retires after the date hereof, or to the estate of any such partner or member or retired partner or member, or the transfer by gift, will or intestate succession of any partner or member to such Holder’s spouse or lineal descendants or ancestors; provided, in each case, the transferee agrees in writing prior to such transfer to be subject to the terms of the Loan Documents to the same extent as if such transferee were an original Purchaser thereunder.

4. Assignment. Subject to the provisions of Section 3 hereunder, the rights and obligations of the Company and the Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties.

5. Events of Default. If there shall be an Event of Default, at the option and upon the declaration of the Purchaser Majority and written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 5(e) or (f)), the entire unpaid principal balance of this Note, together with any accrued interest thereon, shall become immediately due and payable regardless of any prior forbearance and without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. The Holder may exercise any and all rights and remedies available to the Holder under applicable law, including, without limitation, the right to collect from the Company all amounts due under this Note.

The occurrence of any one or more of the following events with respect to the Company constitutes an “Event of Default” hereunder:

(a) any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Loan Documents, or as an inducement to Purchaser to enter into this Note and the other Loan Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

(b) the Company fails to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Loan Documents (other than those specified in Section 5(c)) and such failure shall continue for ten (10) business days after the Company’s receipt of written notice to the Company of such failure;

(c) the Company fails to pay the principal of this Note or any accrued interest thereon when due, and fails to cure such breach within ten (10) days after receipt of written notice thereof from a Purchaser Majority;

(d) the entry of any judgment or order against the Company that could reasonably be expected to have a material adverse effect on the businesses, prospects or operations of the Company, taken as a whole, which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

(e) the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing; or

(f) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within twenty (20) days of commencement.

6. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws under Delaware law.

7. Notices. All notices and other communications required or permitted hereunder shall be made pursuant to Section 9.6 of the Purchase Agreement.

8. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a Purchaser Majority. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Holder of Notes and the Company.

9. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

10. Lost Documents. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver in lieu of this Note a new note of the same series and of like tenor and unpaid principal amount and dated as of the date to which interest, if any, has been paid on the unpaid principal amount of this Note.

11. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

12. Waiver. The Company hereby waives presentment, protest and notice of dishonor.

13. Remedies. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every right or other remedy now or hereafter existing at law or in equity or by statute or otherwise.

14. Course of Dealing. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights or remedies shall operate as a waiver of any such right or remedy of the Holder.

15. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

16. Expenses. The Company and each Purchaser shall bear its respective expenses and legal fees incurred with respect to this Note, the Purchase Agreement and the transactions contemplated therein.

[Signature Page Follows]

The parties have executed this Convertible Unsecured Promissory Note as of the date first written above.

COMPANY:

SYNDAX PHARMACEUTICALS, INC.

By:
Name:	Arlene M. Morris
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO CONVERTIBLE UNSECURED PROMISSORY NOTE]

AGREED TO AND ACCEPTED:

By:

By:
Name:

[SIGNATURE PAGE TO CONVERTIBLE UNSECURED PROMISSORY NOTE]